UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): February 22, 2024

Blueprint Medicines Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-37359	26-3632015
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

45 Sidney Street Cambridge, Massachusetts	02139
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (617) 374-7580

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Securities registered pursuant to Section 12(b) of the Exchange Act:

Title of each class	Trading symbol(s)	Name of each exchange on which registered
Common stock, par value $0.001 per share	BPMC	Nasdaq Global Select Market

Item 8.01 Other Events.

On February 22, 2024, Rigel Pharmaceuticals, Inc. (“Rigel”) entered into an asset purchase agreement (the “Purchase Agreement”) with Blueprint Medicines Corporation (the “Company”) to purchase certain assets from the Company comprising the U.S. rights to research, develop, manufacture and commercialize GAVRETO® (pralsetinib), the Company’s RET inhibitor currently approved for the treatment of RET fusion-positive metastatic non-small cell lung cancer and advanced or metastatic thyroid cancer.

Under the terms of the Purchase Agreement, the Company shall receive a purchase price of $15.0 million, with $10.0 million payable upon the first commercial sale of GAVRETO by Rigel and an additional $5.0 million payable on the first anniversary of the closing date, subject to the completion of certain transition activities. The Company is also eligible to receive up to $102.5 million in future regulatory and commercial milestone payments, in addition to tiered royalties ranging from 10% to 30%. The transition of GAVRETO to Rigel Pharmaceuticals is anticipated to be completed in the third quarter of 2024.

In addition, on February 22, 2024, the Company entered into a transition agreement (the “Roche Transition Agreement”) related to its collaboration with F. Hoffmann-La Roche Ltd and Genentech, Inc. (collectively, “Roche”) to develop and commercialize GAVRETO globally (excluding Greater China, which includes Mainland China, Hong Kong, Macau and Taiwan). The transition agreement terminates the global collaboration for GAVRETO between Roche and the Company (the “Roche Collaboration”), enables the transition of GAVRETO to Rigel in the United States and, as previously announced at the J.P. Morgan Healthcare Conference on January 8, 2024, the staged discontinuation of global development and marketing in territories outside the United States and Greater China.

Further, on February 21, 2024, in connection with and effective upon the termination of the Roche Collaboration pursuant to the Roche Transition Agreement described above, Royalty Pharma Investments 2019 ICAV (“Royalty Pharma”) and the Company agreed to terminate the purchase and sale agreement entered into by the parties, pursuant to which the Company sold to Royalty Pharma all of the royalties payable to the Company under the Roche Collaboration with respect to net sales of GAVRETO by Roche in all countries other than Greater China and the United States.

The Company continues to expect the wind-down of the Roche Collaboration for GAVRETO will result in significantly lower year-over-year operating expenses related to GAVRETO and no material impact to the Company’s overall operating expense plans in 2024.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLUEPRINT MEDICINES CORPORATION

Date: February 22, 2024	By:	/s/ Kathryn Haviland
Kathryn Haviland
Chief Executive Officer